For Immediate Release

From:

Ameritrans Capital Corporation

For more information Contact:

Gary C. Granoff

(800) 214-1047

Ameritrans Capital Corporation Files Amended Form 10-Q
for the Third Quarter Ended March 31, 2008

New York, NY, June 13, 2008 – Ameritrans Capital Corporation (NASDAQ: AMTC, AMTCP) today announced that it has filed an amended Quarterly Report on Form 10-Q/A with the Securities and Exchange Commission restating certain financial information reported for the three-month and nine month periods ended March 31, 2008.  Investors should not rely on the Company’s Form 10-Q filed for this period on May 14, 2008 and are urged to review the amended Quarterly Report on Form 10-Q/A filed with the Securities and Exchange Commission today.

On June 2, 2008, management discovered a possible overstatement of accrued interest receivable and related interest income with respect to a group of five (5) loans receivable in the Company’s new corporate loan portfolio.  The Company’s Audit Committee (the “Committee”), with the assistance of management, the Company’s independent registered public accountants and legal advisors conducted a review regarding this potential discrepancy.  The independent review was prompted by concerns raised by management.  Based on the review, on June 10, 2008, the Committee concluded that reported accrued interest receivable and related interest income as of March 31, 2008 and for the three-month and nine-month periods ended March 31, 2008 were overstated by $94,050 due to an inadvertent accounting error attributable to the interest income accrued on five loans receivable in the Company’s new corporate loan portfolio.

As a result of the restatement, total investment income for the three months ended March 31, 2008 was approximately $1.58 million compared with approximately $1.68 million as previously reported.  Restated net loss for the third quarter of fiscal year 2008 available to common stockholders (after payment of the preferred dividends) was ($86,498), or ($0.03) per basic and diluted common share compared to a net income available to common stockholders of $7,552 for the third quarter of fiscal year 2008, or $0.00 per basic and diluted common share as previously reported.

On an operating basis after taking into account other income and expense, and before payment of the Company's preferred stock dividends, the Company reported a restated net loss of ($2,123) compared to net income of $91,297 for the quarter ended March 31, 2008 previously reported.  For the same period of fiscal year 2007, the Company reported a net loss of ($118,822).

As restated, for the nine months ended March 31, 2008, net loss available to common stockholders (after payment of the preferred dividends) totaled ($320,379), or ($0.09) per basic and diluted common share compared to a net loss available to common stockholders of ($226,329), or ($0.07) per basic and diluted common share as previously reported.  For the same period of fiscal year 2007, the Company reported a net loss available to common stockholders of ($341,559), or ($0.10) per basic and diluted common share.

Additionally, on June 12, 2008, the Board authorized the repurchase of up to $1,000,000 of its outstanding common stock and/or 9 3/8 cumulative preferred stock. On June 13, 2008 the Company mailed a letter to its stockholders regarding this program.  Pursuant to this new program, purchases of shares of the Company’s common stock and/or 9 3/8 cumulative preferred stock will be made from time to time, subject to market conditions and at prevailing market prices, through open market purchases.  Repurchased shares of common stock and/or 9 3/8 cumulative preferred stock will become authorized but unissued shares, and may be issued in the future for general corporate and other purposes.  The Company may terminate or limit the stock repurchase program at any time.

Ameritrans Capital Corporation is an internally managed, closed-end investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended.  Ameritrans originates, structures and manages a portfolio of medallion loans, secured business loans and selected equity securities.  Ameritrans' wholly owned subsidiary Elk Associates Funding Corporation is licensed by the United States Small Business Administration as a Small Business Investment Company (SBIC) in 1980.  The Company maintains its offices at 747 Third Avenue, 4th Floor, New York, NY 10017.

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This announcement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those presently anticipated or projected.  Ameritrans Capital Corporation cautions investors not to place undue reliance on forward-looking statements, which speak only as to management's expectations on this date.

AMERITRANS CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2008 (UNAUDITED) AND JUNE 30, 2007

ASSETS

	March 31, 2008 (unaudited) (as restated)	June 30, 2007

Loans receivable	$57,056,417	$57,693,496
Less: unrealized depreciation on loans receivable	(282,708)	(286,550)
Loans receivable, net	56,773,709	57,406,946

Cash and cash equivalents	1,090,182	251,394
Accrued interest receivable, net of unrealized depreciation of $20,000 and $51,500, respectively	631,770	596,553
Assets acquired in satisfaction of loans	38,250	56,030
Receivables from debtors on sales of assets acquired in satisfaction of loans	278,940	225,625
Equity investments	2,312,995	2,837,719
Investment in life settlement contracts	2,587,455	1,910,077
Furniture, equipment and leasehold improvements, net	163,462	183,043
Prepaid expenses and other assets	625,039	477,496

TOTAL ASSETS	$64,501,802	$63,944,883

AMERITRANS CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (Continued)

AS OF MARCH 31, 2008 (UNAUDITED) AND JUNE 30, 2007

LIABILITIES AND STOCKHOLDERS’ EQUITY

	March 31, 2008 (unaudited) (as restated)	June 30, 2007
LIABILITIES
Debentures payable to SBA	$12,000,000	$12,000,000
Notes payable, banks	30,495,697	29,332,500
Notes payable, related parties	100,000	150,000
Accrued expenses and other liabilities	454,557	431,577
Accrued interest payable	180,404	301,591
Dividends payable	84,375	84,375

TOTAL LIABILITIES	43,315,033	42,300,043

COMMITMENTS AND CONTINGENCIES (Notes 4, 5, 6, 7 and 10)

STOCKHOLDERS’ EQUITY
Preferred stock 9,500,000 and 500,000 shares authorized, respectively, none issued or outstanding	-	-
9 3/8% cumulative participating callable preferred stock $0.01 par value, $12.00 face value, 500,000 shares authorized; 300,000 shares issued and outstanding	3,600,000	3,600,000
Common stock, $0.0001 par value; 45,000,000 and 50,000,000 shares authorized, respectively; 3,405,583 and 3,401,208 shares issued and 3,395,583 and 3,391,208 shares outstanding, respectively	341	340
Additional paid-in-capital	21,139,504	21,119,817
Deferred compensation (Note 8)	(40,639)	(94,475)
Stock options outstanding (Note 8)	133,613	118,475
Accumulated deficit	(3,375,831)	(2,987,539)
Accumulated other comprehensive loss	(200,219)	(41,778)

	21,256,769	21,714,840
Less: Treasury stock, at cost, 10,000 shares of common stock	(70,000)	(70,000)

TOTAL STOCKHOLDERS’ EQUITY	21,186,769	21,644,840

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$64,501,802	$63,944,883

AMERITRANS CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS AND NINE MONTHS ENDED MARCH 31, 2008 AND 2007 (UNAUDITED)

	Three Months Ended March 31, 2008 (as restated)	Three Months Ended March 31, 2007	Nine Months Ended March 31, 2008 (as restated)	Nine Months Ended March 31, 2007
INVESTMENT INCOME
Interest on loans receivable	$ 1,504,009	$ 1,376,993	$ 4,613,548	$ 3,978,125
Gain on sale of medallions and automobiles	-	19,058	-	28,373
Realized losses on equity securities, net	-	-	(29,914)	-
Equity in loss of investee (Note 3)	-	(44,675)	(161,469)	(83,183)
Fees and other income	80,884	126,531	236,429	364,750
Leasing income	-	13,566	-	76,383

TOTAL INVESTMENT INCOME	1,584,893	1,491,473	4,658,594	4,364,448
OPERATING EXPENSES
Interest	587,253	537,964	1,897,087	1,619,609
Salaries and employee benefits	437,890	423,811	1,223,314	1,041,889
Occupancy costs	62,168	59,764	199,211	169,506
Professional fees	154,214	244,701	503,057	603,371
Other administrative expenses	340,482	331,680	872,816	879,814
Loss and impairments on assets acquired in satisfaction of loans, net	-	6,400	-	38,069
Write off and depreciation on interest and loans receivable, net	5,009	5,975	30,363	100,624
TOTAL OPERATING EXPENSES	1,587,016	1,610,295	4,725,848	4,452,882
NET LOSS	$ (2,123)	$ (118,822)	$ (67,254)	$ (88,434)
DIVIDENDS ON PREFERRED STOCK	$ (84,375)	$ (84,375)	$ (253,125)	$ (253,125)

NET LOSS AVAILABLE TO COMMON SHAREHOLDERS	$ (86,498)	$ (203,197)	$ (320,379)	$ (341,559)

WEIGHTED AVERAGE SHARES OUTSTANDING
- Basic and diluted	3,395,583	3,391,208	3,394,835	3,391,208

NET LOSS PER COMMON SHARE
- Basic and diluted	$ (0.03)	$ (0.06)	$ (0.09)	$ (0.10)